UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2024

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.01 Changes in Company’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On October 16, 2024, the auditor of Nocera, Inc. (the “Company”), Centurion ZD CPA & Co. (“CZD”), resigned as the Company’s independent registered public accounting firm. CZD’s audit report on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that such audit report did include an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years, there were no disagreements with CZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of CZD, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We furnished a copy of this disclosure to CZD and requested CZD to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We have included CZD’s letter as Exhibit 16.1 below in this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 16, 2024, the Company’s Audit Committee approved, and the Company’s Board of Directors (the “Board”) ratified, the engagement of Enmore LLP (the “New Auditor”), and appointed the New Auditor as the Company’s independent registered public accounting firm as of October 16, 2024. During the past two fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through October 16, 2024, neither the Company nor anyone on the Company’s behalf consulted with the New Auditor with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on financial statements, and no written report nor oral advice was provided to the Company that the New Auditor concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Board appointed Sean Filson to fill a vacancy on the Board. Mr. Filson will serve on the Board’s Audit Committee and as Chairman of the Board’s Compensation Committee. The vacancy on the Board filled by Mr. Filson was created as a result of the death of Thomas Steele on October 10, 2024, a former director of the Company. Mr. Steele’s leadership and service to the Company were deeply appreciated, and he will be greatly missed by the Board and the Company.

Mr. Filson is a seasoned business development leader with expertise in market strategy, brand development, finance, and global partnerships, including fluency in Mandarin Chinese, which the Board believes will greatly benefit the Company. There are no family relationships between Mr. Filson and any director or executive officer of the Company, and Mr. Filson is not a party to any related-party transactions that require disclosure under Item 404(a) of Regulation S-K. There are no compensatory arrangements or employment agreements between the Company and Mr. Filson at this time.

Item 9.01 Financial Statements and Exhibits

The Company has determined that the financial statements and pro forma information under Items 9.01(a) and (b) are not required to be filed as exhibits to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Centurion ZD CPA & Co. regarding change in certifying accountant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: October 16, 2024	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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